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                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-50230

                          Prospectus Supplement No. 2
             Dated March 15, 2000 (to Prospectus November 30, 2000)


                        AMERICAN BIO MEDICA CORPORATION

         This Prospectus Supplement is part of the Prospectus dated November 30, 2000 related to an offering of up to 2,361,733 shares of our common stock by the persons identified as the "selling shareholder" in the Prospectus.

Quarterly Report.

         A copy of our Quarterly Report on Form 10-QSB for the fiscal quarter ended January 31, 2001 is attached hereto.

         The date of this Prospectus Supplement is March 15, 2000.